UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 28, 2007

MSC.SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8722	95-2239450
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 MacArthur Place Santa Ana, California	92707
(Address of Principal Executive Offices)	(Zip Code)

(714) 540-8900

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 28, 2007, Robert A. Schriesheim was appointed a director of MSC.Software Corporation (the “Company”). Mr. Schriesheim will serve as a Class II director and will be entitled to the same compensation arrangements as other non-management directors. He will serve on the Company’s Audit and Compensation Committees. Therefore the current compositions of the Company’s Board committees are as follows: Audit Committee - Don Glickman, Chair, William F. Grun, Ashfaq A. Munshi, Robert A. Schriesheim; Compensation Committee-Ashfaq A Munshi, Chair, Randolph H. Brinkley, George N. Riordan, Robert A. Schriesheim; Governance and Nominating Committee - William F. Grun, Chair, Randolph H. Brinkley, Don Glickman, George N. Riordan. Mr. Schriesheim has not and is not engaged in any transaction covered by Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 28, 2007, the Company’s Board of Directors amended Article III, Section 2 of the Company’s Restated Bylaws to change the exact number of directors of the Company from six (6) to seven (7). A copy of the Company’s Restated Bylaws, as amended, is attached to this Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Item No.	Description
3.1	Restated Bylaws, as amended through November 28, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MSC.SOFTWARE CORPORATION
(Registrant)

Date: December 3, 2007	By:	/s/ JOHN A. MONGELLUZZO
John A. Mongelluzzo
Executive Vice President, Business Administration, Legal Affairs and Secretary

EXHIBIT INDEX

Item No.	Description
3.1	Restated Bylaws, as amended through November 28, 2007

4